UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):                          August 25, 2006

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319                            38-2730460
(Commission File Number)                            (IRS Employer Identification Number)

3210 Eagle Run Drive, N.E., Suite 100
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (616) 776-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Meritage completed a sale and leaseback transaction on August 25, 2006, involving one of its Wendy’s restaurants. This was the third sale and leaseback of a Wendy’s restaurant to unrelated third parties since May 31, 2006 (the “Sale and Leaseback Transactions”), and is part of an ongoing effort that Meritage previously announced to sell and leaseback a certain number of its Wendy’s restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objectives. A Form 8-K was initially filed on August 25, 2006 as the proceeds received from the Sale and Leaseback Transactions, in the aggregate, exceeded 10% of the Company’s total assets. This amendment is being timely filed to report the required pro forma financial information related to the Sale and Leaseback Transactions.

The Company collected $4,929,000 in net proceeds from the Sale and Leaseback Transactions, used $2,020,000 to pay down long-term indebtedness, and deposited $2,871,000 into the Company’s treasury. The sales resulted in deferred gains of $1,695,000 which will be amortized over the 20-year lease terms. The early pay down of long-term indebtedness resulted in finance charges of approximately $53,000.

Subject to market conditions, the Company may enter into additional sale and leaseback transactions containing similar terms, with related charges and deferred gains. These transactions could result in additional net proceeds of approximately $21.0 million. The Company anticipates that it would use approximately 60% of the pre-tax proceeds to pay off long-term debt, with remaining net proceeds being deposited into treasury and available for general corporate purposes.

The following schedule demonstrates minimum lease obligations for the leases involved in the Sale and Leaseback Transactions computed in accordance with SFAS No. 13.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations *	$7,630,660	$381,533	$763,066	$763,066	$5,722,995

* The lease agreements are triple net operating leases. Accordingly, the Company is responsible for other obligations including, but not limited to, taxes, insurance, utilities and maintenance as incurred.

Pro Forma financial statements of Meritage Hospitality Group Inc. and Subsidiaries are attached beginning on Page F-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    MERITAGE HOSPITALITY GROUP INC.

Dated: November 8, 2006                       By: /s/ Robert E. Schermer, Jr.
  Robert E. Schermer, Jr.
  Chief Executive Officer & President

2

MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS	PAGE NUMBER

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
- AS OF AUGUST 27, 2006	F-2

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE YEAR ENDED NOVEMBER 27, 2005	F-4

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE NINE MONTHS ENDED AUGUST 27, 2006	F-5

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS	F-6

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of August 27, 2006

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$4,179,364			$4,179,364
Receivables	360,812			360,812
Inventories	352,994			352,994
Prepaid expenses and other current assets	80,428			80,428
Total Current Assets	4,973,598			4,973,598

Property and Equipment, net	29,662,113			29,662,113
Other Assets
Notes Receivable	927,281			927,281
Goodwill	4,429,849			4,429,849
Franchise costs, net	1,212,509			1,212,509
Financing costs, net	299,072			299,072
Deposits and other assets	366,596			366,596
Total Other Assets	7,235,307			7,235,307
Total Assets	$41,871,018			$41,871,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term obligations	$808,423			$808,423
Line of credit - short term	768,750			768,750
Trade accounts payable	1,420,862			1,420,862
Accrued liabilities	2,891,167			2,891,167
Total Current Liabilities	5,889,202			5,889,202

Unearned Vendor Allowances	1,630,300			1,630,300
Deferred Gain - Sale and Leaseback Transactions	12,772,510			12,772,510
Accrued Rent and Other Liabilities	319,217			319,217
Long-Term Obligations	17,762,382			17,762,382

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of August 27, 2006

(Continued)
	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY
Stockholders’ Equity
Preferred stock - $.01 par value
shares authorized: 5,000,000;
200,000 shares designated as Series A
convertible cumulative preferred stock
shares issued and outstanding: 29,520
(liquidation value - $295,200)	295			295
500,000 shares designated as Series B
convertible cumulative preferred stock
shares issued and outstanding: 500,000
(liquidation value - $5,000,000)	5,000			5,000
Common stock - $0.01 par value shares authorized: 30,000,000; shares issued and outstanding: 5,441,881	54,372			54,372
Additional paid in capital	16,615,954			16,615,954
Accumulated deficit	(13,178,214)			(13,178,214)
Total Stockholders’ Equity	3,497,407			3,497,407
Total Liabilities and Stockholders’ Equity	$41,871,018			$41,871,018

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended November 27, 2005

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
Food and beverage revenue	$56,037,204			$56,037,204

Cost and expenses
Cost of food and beverages	15,783,616			15,783,616
Operating expenses	35,129,843	$381,533	(1)	35,426,632
		(84,744)	(2)
General and administrative expenses	4,040,904			4,040,904
Depreciation and amortization	2,685,957	(72,320)	(3)	2,613,637
Total cost and expenses	57,640,320	224,469		57,864,789
Loss from operations	(1,603,116)	(224,469)		(1,827,585)

Other income (expense)
Interest expense	(2,073,018)	3,775	(4)	(1,949,329)
		119,915	(5)
Debt extinguishment charges	(874,682)	0	(6)	(874,682)
Interest income	147,563			147,563
Other income, net	9,373			9,373
Gain on sale of non-operating property	345,030			345,030
Total other expense	(2,445,734)	123,689		(2,322,045)
Loss before income taxes	(4,048,850)	(100,780)		(4,149,630)

Income taxes	(808,705)	34,265	(7)	(774,440)
Net loss	(4,857,555)	(66,515)		(4,924,070)

Preferred stock dividends	426,568			426,568
Net loss on common shares	$(5,284,123)	$(66,515)		$(5,350,638)

Loss per common share - basic and diluted	$(0.98)	$(0.01)		$(0.99)

Weighted average shares outstanding - basic and diluted	5,380,828			5,380,828

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended August 27, 2006

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
Food and beverage revenue	$44,377,292			$44,377,292

Cost and expenses
Cost of food and beverages	12,490,948			12,490,948
Operating expenses	28,175,557	$273,467	(1)	28,388,520
		(60,504)	(2)
General and administrative expenses	2,700,314			2,700,314
Depreciation and amortization	2,038,346	(59,823)	(3)	1,978,523
Total cost and expenses	45,405,165	153,140		45,558,305

Loss from operations	(1,027,873)	(153,140)		(1,181,013)

Other income (expense)
Interest expense	(1,306,851)	2,734	(4)	(1,193,524)
		110,593	(5)
Debt extinguishment charges	(102,403)	53,322	(6)	(49,081)
Interest income	79,580			79,580
Other income, net	253,311			253,311
Total other expense	(1,076,363)	166,648		(909,715)
Loss before income taxes	(2,104,236)	13,508		(2,090,728)

Income taxes	(412,149)	(4,593)	(7)	(416,742)
Net loss	(2,516,385)	8,915		(2,507,470)

Preferred stock dividends	426,568			426,568
Net loss on common shares	$(2,942,953)	$8,915		$(2,934,038)

Loss per common share - basic and diluted	$(0.54)	$0.00		$(0.54)

Weighted average shares outstanding - basic and
diluted	5,427,388			5,427,388

See notes to unaudited pro forma consolidated financial statements.

MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Meritage completed a sale and leaseback transaction on August 25, 2006, involving one of its Wendy’s restaurants. This was the third sale and leaseback of a Wendy’s restaurant to unrelated third parties since May 31, 2006, and is part of an ongoing effort that Meritage previously announced to sell and leaseback a certain number of its Wendy’s restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objectives.

The unaudited pro forma consolidated balance sheet as of August 27, 2006 reflects these transactions as if all had occurred as of this date or prior. The unaudited pro forma statements of operations for the fiscal year ended November 27, 2005, and for the nine months ended August 27, 2006, reflect these transactions as if they occurred on November 28, 2004. Based on the Company’s best judgment, all deferred tax assets created from these transactions have been treated as being fully reserved.

In management’s opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments. The pro forma financial statements do not purport to project the Company’s financial position or results of operations at any future date or for any future period, and should be read in conjunction with the Company’s consolidated historical financial statements, and notes thereto contained in the Company’s Form 10-K for the fiscal year ended November 27, 2005, and the quarterly report on Form 10-Q for the fiscal quarter ended August 27, 2006.

The pro forma adjustments are as follows:

Balance Sheet:

All restaurant property sales were consummated prior to August 27, 2006 and, accordingly, there are no pro forma adjustments necessary to restate the balance sheet.

Statements of Operations:

Below is a summary of the transactions affecting the statements of operations as a result of the sale and leaseback of the Wendy’s restaurant properties described above. The pro forma adjustments reflect the sales of the restaurant properties as if the sales had been consummated on November 28, 2004.

Pro forma Reference
(1)	Rent expense under the operating leases entered into by the Company relating to the sale and leaseback transactions.
(2)
Amortization of the deferred gain over the lease terms under the operating leases entered into by the Company relating to the sale and leaseback transactions (accounted for as a reduction in rent expense).

(3)	Reduction in depreciation expense related to the assets sold in the sale and leaseback transactions.
(4)	Reduction in amortization expense of capitalized financing costs related to the loans retired in connection with the sale and leaseback transactions.

(5)	Reduction in interest expense related to the debt retired in connection with the sale and leaseback transactions.
(6)	Remove non-recurring debt extinguishment charges from sale and leaseback transactions that occurred during the period shown.
(7)	Income tax effect of the above transactions at a statutory income tax rate of 34%.